Exhibit 10.30

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 8, 2013 (the “Execution Date”), is entered into by and among CONSTELLATION ENERGY PARTNERS LLC, a Delaware limited liability company (the “Borrower”), and the Lenders signatory hereto (the “Lenders”), and THE ROYAL BANK OF SCOTLAND plc, as Administrative Agent (the “Administrative Agent”) and as Collateral Agent (the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders and The Royal Bank of Scotland plc, as Administrative Agent and a Lender, are party to that certain Amended and Restated Credit Agreement dated as of November 13, 2009, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of February 11, 2010, that certain Second Amendment to Amended and Restated Credit Agreement dated as of June 3, 2011 and that certain Third Amendment to Amended and Restated Credit Agreement dated as of February 1, 2013 (such Amended and Restated Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated, herein called the “Credit Agreement”). Terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement, and the provisions of Section 1.03 of the Credit Agreement are incorporated herein by reference;

WHEREAS, the Borrower and the Lenders seek to clarify the definition of “Debt”; and

WHEREAS, the parties hereto have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Credit Agreement. Subject to Section 4 of this Amendment, the Credit Agreement is hereby amended by deleting the definition of “Debt” in Section 1.02 of the Credit Agreement in its entirety and substituting the following in place thereof:

““Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable, accrued expenses, liabilities or other obligations of such Person, in each such case to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; provided however, Debt shall exclude (i) all obligations under Swap Agreements and (ii) for purposes of calculating Total Net Debt, accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves are maintained in accordance with GAAP and other obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.”

SECTION 2. Agreement Regarding this Amendment. The parties hereto acknowledge and agree that upon satisfaction of the conditions in Section 4 of this Amendment, this Amendment shall be effective as of November 13, 2009.

SECTION 3. Representations and Warranties. The Borrower represents and warrants as follows:

(a) The Borrower is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken.

(b) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Documents executed in connection herewith or therewith are true in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty was true in all material respects when made.

(c) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default.

(d) When this Amendment is duly executed and delivered, the Credit Agreement as amended by this Amendment will be legal and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

SECTION 4. Conditions to Effectiveness.

(a) This Amendment shall become effective when, and only when, the Administrative Agent shall have received the following:

(i) counterparts of this Amendment duly executed and delivered on behalf of the Borrower and all Lenders;

(ii) a Secretary’s Certificate of the Borrower, including resolutions authorizing the execution, delivery and performance of this Amendment and any other documents signed in connection therewith, and the Borrower’s articles of formation, evidence of existence and good standing, and incumbency certificate, all in form and substance satisfactory to the Administrative Agent;

(iii) the Ratification and Affirmation of Guarantors duly executed and delivered on behalf of the Guarantors;

(iv) such other documents, instruments and agreements as the Administrative Agent reasonably deems necessary, in form and substance reasonably satisfactory to the Administrative Agent; and

(v) all fees and other amounts due and payable, including to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to Section 8.

(b) No Default or Event of Default exists on the Execution Date or will arise as a result of the execution and effect of this Agreement.

SECTION 5. Reference to and Effect on Loan Documents.

(a) On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other expression of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Instruments and all of the Collateral described therein do and shall continue to secure the payment of all obligations stated to be secured thereby under the Credit Agreement, as amended hereby, and the other Loan Documents.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

SECTION 8. Costs and Expenses. The Borrower agrees to pay on demand all out of pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including reasonable legal fees and expenses for counsel for the Administrative Agent

[Signature pages follow]

The parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

CONSTELLATION ENERGY PARTNERS LLC

By:	/s/ Charles C. Ward
Charles C. Ward, Chief Financial Officer and Treasurer

26.829268% of Outstanding Principal Amount of the Loans	THE ROYAL BANK OF SCOTLAND plc, as Administrative Agent, Collateral Agent and as a Lender By: RBS Securities Inc., as agent

	By:	/s/ Sandra Aultman
Sandra Aultman, Managing Director

21.951220% of Outstanding Principal Amount of the Loans	THE BANK OF NOVA SCOTIA, as a Lender

	By:	/s/ Terry Donovan
Terry Donovan, Managing Director

21.951220% of Outstanding Principal Amount of the Loans	WELLS FARGO BANK, N.A., as a Lender

	By:	/s/ Richard Hawthorne
Richard Hawthorne, Director

14.634146% of Outstanding Principal Amount of the Loans	ING Capital LLC, as a Lender

	By:	/s/ Charles Hall
Charles Hall, Managing Director

14.634146% of Outstanding Principal Amount of the Loans	SOCIÉTÉ GÉNÉRALE, as a Lender

	By:	/s/ Elena Robciuc
Elena Robciuc, Managing Director